                                                                    Exhibit 21.1

                  LIST OF SUBSIDIARIES FOR GLACIER CORPORATION


Subsidiary                          State of Incorporation   Doing Business As
----------                          ----------------------   -----------------
Glacier Distribution Company, Inc.   Colorado

Rocky Mountain Fresh                 Colorado
and Natural, Inc.

Miles Smith Family Corporation       California               Cal Fresh Produce

Southwest Traders                    California               Southwest Traders,
Incorporated                                                  Incorporated

Damon Acquisition Company            Colorado                 Damon Industries